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                                                                    Exhibit 23.4


                      [Back Aviation Solutions Letterhead]


The Board of Directors
US Airways, Inc.

         CBM/BACK LLC, dba Back Aviation Solutions, successor to AvSOLUTIONS, consents to the use of AvSOLUTIONS' report dated September 21, 2000, included in US Airways, Inc.'s Prospectus and Registration Statement on Form S-4, relating to the exchange offer of registered Class C Pass Through Certificates, Series 2000-3, for unregistered Class C Pass Through Certificates, Series 2000-3, by US Airways, Inc. and to the reference to our firm in such Prospectus and Registration Statement on Form S-4.

                                                 BACK AVIATION SOLUTIONS


                                                 By:/s/ Scott E. Daniels
                                                    ------------------------
                                                 Name: Scott E. Daniels
                                                 Title: VP- Asset Management


December 8, 2005